                                                            Hollywood Park, Inc.
                                                            Exhibit 10.45

                    CONSTRUCTION AND DEVELOPMENT AGREEMENT


                                By and Between


                       YAKAMA TRIBAL GAMING CORPORATION


                                      and


                          HP YAKAMA CONSULTING, INC.



                          Dated:  September 11, 1997

                     CONSTRUCTION AND DEVELOPMENT AGREEMENT


     THIS CONSTRUCTION AND DEVELOPMENT AGREEMENT ("Agreement") is entered into this 11th day of September 1997 by and between YAKAMA TRIBAL GAMING CORPORATION (the "Tribal Corporation"), a tribal corporation established under the laws of The Confederated Tribes And Bands Of The Yakama Indian Nation (the "Nation"), a federally recognized Indian tribe located in the State of Washington and having a mailing address of P.O. Box 151, Toppenish, Washington 98948, and HP CONSULTING, INC. ("Consultant"), a Delaware corporation, having a mailing address of c/o Hollywood Park, Inc., 1050 South Prairie Avenue, Inglewood, CA 90301.

                                    RECITALS
                                    --------

     A. The Tribal Corporation wishes to engage Consultant and Consultant is willing to provide certain services in connection with the construction and development of the Enterprise as contemplated herein and in the Transaction Documents executed concurrently herewith. Simultaneously with the execution of this Agreement, the Tribal Corporation has borrowed certain monies from Consultant's Affiliate, HP Yakama, Inc., to finance the construction and development of the Enterprise, and has entered into a Consulting Agreement with Consultant (the "Consulting Agreement") pursuant to which Consultant shall provide certain consulting services in connection with the operation of the Enterprise. All of such agreements are more particularly set forth in the Transaction Documents and the Loan Documents, all of which have been executed concurrently with one another. The parties expressly acknowledge and agree that each of the Transaction Documents shall serve as essential and mutually interdependent consideration for each of the other agreements.

     B. Nation has determined that the construction of the Facility and the development and operation of the Enterprise is an important tribal governmental project which is intended to improve the economic condition of the Nation and its members, increase tribal revenues, enhance the Nation's economic self-sufficiency, and enable the Nation's government to better serve the social, economic, educational and health needs of the Nation's members.

     C. This Agreement is intended only to be for pre-Commencement Date construction and development services with respect to the Facility and Enterprise. Nothing in this Agreement is intended or shall be construed as authorizing Consultant to engage in gaming on Nation's reservation or in connection with the Enterprise, either directly or indirectly, as a manager or otherwise. This Agreement is not intended to be and shall not be construed as constituting a contract for management services as contemplated by IGRA.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged by the parties, the parties hereby agree, as of the date first stated above, as follows:

     1.   Defined Terms.  Unless otherwise defined herein, the capitalized words
          -------------
and terms used in this Agreement shall have the meanings set forth in Exhibit A hereto, "Master Definitions List."

     1.1  Appointment of the Consultant as Development Manager.
          ----------------------------------------------------

          1.2  Consultant Retained.  The Tribal Corporation hereby retains and
               -------------------
appoints the Consultant as development manager to perform, during the term and in accordance with all of the provisions of this Agreement, the design, development, construction, and other functions described in this Agreement, and the Consultant hereby accepts such appointment. It shall be the Consultant's duty to cause, as owner's agent, the construction of the Facility subject to Tribal Corporation's approval rights hereunder. Said development and construction shall be on the terms set forth herein, and the Consultant shall use commercially reasonable efforts to ensure that the Commencement Date occurs no later than six (6) months after the Effective Date.

          1.3  No Gaming Management Functions.  Nothing herein is intended to
               ------------------------------
confer on the Consultant and this Agreement shall not be construed as conferring on the Consultant, any rights, duties or obligations as a manager of any Gaming activity.

     2.   Term of Agreement.  This Agreement shall become effective on the
          -----------------
Effective Date and shall remain in effect until the earlier of (i) one (1) month after the Commencement Date or (ii) the date on which this Agreement is terminated. If the Effective Date has not occurred on or before August 1, 1998, this Agreement shall terminate and be of no further force and effect.
Regardless of the cause of termination, the warranties included or incorporated herein shall survive termination of this Agreement.

     3.   Construction Management.  Following the Effective Date and prior to
          -----------------------
the Commencement Date, the Consultant shall serve as the Tribal Corporation's construction manager, and shall be responsible for supervision of the development and construction of the Facility on a day-to-day basis. In discharging its duties, the Consultant shall use commercially reasonable efforts to ensure that (i) the Facility shall have no less than 45,000 sq. ft. in floor space and shall be finished generally in a quality equal to that of the Muckleshoot Indian Casino in Auburn, Washington; (ii) the Facility shall be constructed on time and within the Development Budget (as hereinafter defined), in accordance with all approved plans and specifications as contemplated in the Transaction Documents and under Applicable Law; (iii) all contractors shall carry out in all material respects the duties and responsibilities prescribed under their respective contracts, and will follow the Nation's Indian preference and subcontractor bidding guidelines, and (iv) such development and construction complies in all material respects with applicable codes and building standards.

     4.   Consultation.  The parties hereby agree to designate one or more
          ------------
individuals who shall serve as their representatives (the "Representatives") and who shall meet as often as necessary (but no less frequently than once per week unless the parties otherwise agree) to provide ongoing supervision, information and consultation with respect to the construction and development of the Enterprise and Facility. All decisions shall be reached by consensus whenever possible, and disagreements shall be resolved if necessary through arbitration (or such other means to expedite the process as the parties shall agree) as set forth in the Consulting Agreement.

     5.   Construction Management Responsibilities.  The Consultant shall have
          ----------------------------------------
responsibility for the following:

          5.1  Selection of Architect and Engineer.  It is acknowledged that a
               -----------------------------------
project architect has already been selected. Such architect, and any replacement or substitute architect hired in accordance with this Agreement, is referred to herein as the "Architect." Consultant shall provide advice and assistance to the Tribal Corporation in determining the terms of and causing to be prepared an owner/architect agreement with an Architect (such agreement and any substitute agreement therefor shall be referred to as the "Owner/Architect Agreement"). The Owner/Architect Agreement shall provide that the Architect shall provide the following services (the "Architect Services"):

               (1)  design the Facility;

               (2) prepare plans and specifications for the construction of the Facility;

               (3) inspect the Facility and review the appropriateness of requests for payments submitted by the Contractor (as hereinafter defined) during the construction of the Facility; and

               (4) notify the Tribal Corporation of the substantial completion of the Facility and determine the timing of the final payment to the Contractor.

     In the event it should become necessary to replace said architect or engage an additional architect, the following shall apply:

               5.1.1  Recommendation and Scope. Consultant shall recommend to
                      ------------------------
the Tribal Corporation an architect and, if deemed appropriate by the Consultant, a civil engineer to provide the Architect Services (to the extent such services have not previously been provided).

               5.1.2  Acceptance of Recommendation. Upon receipt of Consultant's
                      ----------------------------
recommendation, the Tribal Corporation's Representative shall review the recommendation and if acceptable forward it to the Tribal Corporation for formal acceptance. Unless there is no reasonable basis for Tribal Corporation to reject Consultant's recommendation, Tribal Corporation shall designate the recommended architect as the "Architect" under this Agreement, and designate the recommended engineer, if any, as the "Engineer" under this Agreement, and enter into such agreements as may be necessary to acquire their services.

               5.1.3  Rejection of Recommendation. If there is a reasonable
                      ---------------------------
basis for Tribal Corporation to reject a recommendation by Consultant, and the Tribal Corporation rejects such recommendation, the Tribal Corporation shall notify Consultant of such rejection and provide a written description of the basis for such rejection. Consultant shall then submit additional recommendations to the Tribal Corporation's Representative until the Tribal Corporation accepts a recommendation and designates the Architect under this Agreement and the Engineer under this Agreement.

               5.1.4  Preparation of New Owner/Architect Agreement. Upon the
                      --------------------------------------------
Tribal Corporation's acceptance of an Architect, the Tribal Corporation shall cause to be prepared a new Owner/Architect Agreement between the Tribal Corporation and the Architect to be signed by the Tribal Corporation and the Architect. The new Owner/Architect Agreement shall be consistent with this Agreement and approved by the Tribal Corporation's legal counsel. Consultant and its counsel shall have a reasonable opportunity to review, and give comments on, the new Owner/Architect Agreement prior to its execution.

               5.1.5  Preparation of Engineer's Agreement.  Upon the Tribal
                      -----------------------------------
Corporation's acceptance of an Engineer, the Tribal Corporation shall cause to be prepared an owner/engineer agreement (the "Owner/Engineer Agreement") between the Tribal Corporation and the Engineer to be signed by the Tribal Corporation and the Engineer. The Owner/Engineer Agreement shall be consistent with this Agreement and approved by the Tribal Corporation's legal counsel. Consultant shall have a reasonable opportunity to review, and give comments on, the Owner/Architect Agreement prior to its execution.

          5.2  Designation of Consultant Reports.  The Tribal Corporation hereby
               ---------------------------------
designates and appoints Consultant as the owner's representative for the purpose of the administration and implementation of the Owner/Architect Agreement and Owner/Engineer Agreement (the "Architect and Engineering Agreements"). Consultant shall have the authority as the owner's representative, to exercise all of the powers of the owner in its reasonable business judgment under the Architect and Engineering Agreements, including, without limitation, supervising the completion of all construction, renovation, development and related activities undertaken on the Facility pursuant to the terms and conditions of such agreements; provided, however, that Consultant shall not amend or terminate
                 --------  -------
either such agreement without the prior approval of the Tribal Corporation, which shall not be unreasonably withheld. Consultant shall provide the Tribal Corporation with written progress reports on the implementation of such agreements on a weekly basis, and shall confer and consult with the Tribal Corporation over any material disputes or developments with respect to the administration of such agreements provided such consultation will not unreasonably delay progress on the construction. Consultant shall be responsible for completing all construction and project preparation development as set forth herein.

          5.3  Amendments.  The Tribal Corporation shall not amend the Architect
               ----------
and Engineering Agreements without first obtaining Consultant's written approval of the amendment.

          5.4  Design Standards.  Neither the State of Washington nor any of the
               ----------------
state's political subdivisions has the power to enforce any building, fire, energy or life/safety code or requirements which would apply if such state or political subdivision had jurisdiction over the Property. The Tribal Corporation, however, hereby finds and determines that the application of the standards and methods included in such codes and requirements will be in the best interest of the Tribal Corporation. Accordingly, Consultant and Tribal Corporation shall cause the Architect and Engineering Agreements to require the Architect and any Engineer to design the Facility to comply in all material respects with state and local standards and methods that would otherwise be applicable, provided that if for any reason an applicable standard cannot be determined as provided, then the parties shall apply standards and methods set forth in the applicable and current

Uniform Building Code. Using qualified inspectors, Consultant shall conduct such inspections as are necessary to ensure compliance in all material respects with these standards. Nothing in this Section shall be deemed to grant the State of Washington or any of such state's political subdivisions any jurisdiction over any property owned by or held for the benefit of the Tribal Corporation, or the right to apply or enforce any such building, fire, energy or life/safety code or requirements with respect to such property.

          5.5  Approval of Plans and Specifications.  Upon receipt from the
               ------------------------------------
Architect and any Engineer of plans and specifications for the Facility (which plans and specifications may be submitted in stages, rather than all at one time), Consultant shall promptly submit such plans and specifications to the Representatives for discussion and approval. Upon the approval of such plans and specifications by the Tribal Corporation, Consultant shall, as the owner's representative, notify the Architect and any Engineer that such plans and specifications have been approved. No construction shall begin until all plans and specifications for such construction shall have been approved under this Section.

     6.   Selection of Contractor.  It is acknowledged that a project contractor
          -----------------------
has already been selected. Such contractor, and any replacement or substitute therefor hired in accordance with this Agreement, is referred to herein as the "Contractor." Consultant shall provide advice and assistance to the Tribal Corporation in determining the terms of and causing to be prepared an owner/contractor agreement consistent with the Loan Documents and the Transaction Documents and the budgets thereunder (such agreement and any substitute therefor shall be referred to as the "Owner/Contractor Agreement").

          6.1  Replacement of Contractor.  In the event it should become
               -------------------------
necessary to replace said Contractor or engage an additional contractor, the following shall apply:

               6.1.1   Recommendation.  Consultant shall recommend to the Tribal
                       --------------
Corporation's Representative one or more contractors to construct the Facility in accordance with the plans and specifications approved or to be, approved pursuant to Section 5.5 above.

               6.1.2   Acceptance of Recommendation. Upon receipt of
                       ----------------------------
Consultant's recommendation, the Tribal Corporation's Representative shall review the recommendation and if acceptable forward it to the Tribal Corporation for formal acceptance. Unless there is a reasonable basis for the Tribal Corporation to reject Consultant's recommendation, the Tribal Corporation shall designate the recommended general contractor as the Contractor under this Agreement, and enter into an agreement to acquire the Contractor's services.

               6.1.3  Rejection of Recommendation. If there is a reasonable
                      ---------------------------
basis for the Tribal Corporation to reject Consultant's recommendation, and the Tribal Corporation rejects such recommendation, the Tribal Corporation shall notify Consultant of such rejection and provide a written description of the basis for such rejection. Consultant shall then submit additional recommendations until the Tribal Corporation accepts a recommendation and designates the Contractor under this Agreement.

               6.1.4  Contract with Contractor.  Upon the Tribal Corporation's
                      ------------------------
designation of a Contractor, the Tribal Corporation shall cause to be prepared a new Owner/Contractor Agreement between the Tribal Corporation and the Contractor to be signed by the Tribal Corporation and the Contractor. The Owner/Contractor Agreement, including any general and special conditions, shall be consistent with this Agreement and approved by the Tribal Corporation's legal counsel.

          6.2 The Owner/Contractor Agreement shall provide for commencement and completion of construction as soon as practicable after said agreement is executed, but no later than six (6) months after the Effective Date. The Tribal Corporation shall cause the Owner/Contractor Agreement to provide that the Contractor warrants that the work performed under the Owner/Contractor Agreement will be completed in a workmanlike manner and be free of defects for a period ending thirty-six (36) months after the Architect provides a certificate of substantial completion.

          6.3 The Tribal Corporation hereby designates and appoints Consultant as the owner's representative for the purpose of the administration and implementation of the Owner/Contractor Agreement and agrees that, with the Tribal Corporation's approval, which shall not be unreasonably withheld, Consultant may enter into the Owner/Contractor Agreement (or any agreement to be entered into in connection therewith) directly as "Owner" thereunder, provided that the representations, warranties and indemnities contained therein also run in favor of the Tribal Corporation and the Nation. Consultant shall have the authority as the owner's representative to exercise all of the powers of the owner under the Owner/Contractor Agreement, including, without limitation, supervising the completion of all construction, renovation, development and related activities undertaken on the Facility pursuant to the terms and conditions of such agreements; provided, however, that Consultant shall not
                               --------  -------
exceed the construction budget and items therein approved by Tribal Corporation, without Tribal Corporation's prior written consent, which shall not be unreasonably withheld, or amend or terminate such agreement without the prior written approval of the Tribal Corporation, which approval shall not be unreasonably withheld. Consultant shall provide the Tribal Corporation's Representative with written progress reports on the implementation of such agreement on a weekly basis.

          6.4  Amendments.  The Tribal Corporation shall not amend the
               ----------
Owner/Contractor Agreement without first obtaining Consultant's written approval of the Amendment.

          6.5  Payment and Performance Bonds.  Unless the parties determine
               -----------------------------
otherwise, the Owner/Contractor Agreement shall require the Contractor to provide to the Tribal Corporation a payment bond and a performance bond (the "Contractor's Bonds") in the full amount of the costs of construction of the work and performance of the work under the Owner/Contractor Agreement and issued by a surety reasonably acceptable to the Tribal Corporation. The form of the Contractor's Bond shall be approved by the Tribal Corporation's legal counsel and by Consultant's legal counsel.

          6.6  Contract Terms.  The parties have estimated that the total cost
               --------------
of developing and constructing the Facility and commencing operation of the Enterprise will not exceed Nine Million Dollars ($9,000,000). To enable Consultant to maintain total costs within said amount, Consultant shall have the right to require that any Architect and Engineering Agreements and any Owner/Contractor Agreement provide for either a fixed fee or a guaranteed maximum fee in an amount reasonably established by the parties.

          6.7  Development Budget.  Prior to the commencement of construction,
               ------------------
and in conjunction with the Loan Agreement, Consultant shall submit to the Tribal Corporation's Representative, and the Tribal Corporation shall approve, a proposed construction budget for the construction of the Facility ("Development Budget"). Consultant shall supervise the progress of construction and take such action as may be necessary to maintain construction costs within said budget.
In doing so, Consultant shall have the following powers and duties:

               6.7.1 Consultant shall, as the owner's representative, receive and review requests for payments from the Architect, any Engineer and each Contractor under the Architect and Engineering Agreements and the Owner/Contractor Agreement, respectively, and if in conformity with the applicable agreement, shall promptly authorize payment of same. Expenditures made under contracts previously approved and within the Development Budget shall not require further approval. In reviewing such requests, Consultant shall be entitled to reasonably rely on any certification by the Architect, Engineer or Contractor regarding such request, including any certification regarding the extent of work completed. Consultant shall maintain accurate records regarding each authorization for such payment, and shall provide the Tribal Corporation with a written monthly report of all such payments.

          6.8  Compensation of the Consultant.  In consideration of its services
               ------------------------------
hereunder, the Consultant shall be entitled to receive annual compensation equal to One Dollar ($1.00).

          6.9  Reimbursement of Expenses to Consultant.  The Consultant shall be
               ---------------------------------------
reimbursed, if approved by the Tribal Corporation, for all actual, reasonable and necessary out-of-pocket expenses, incurred in connection with the discharge of its duties hereunder as Consultant, and previously approved as estimated costs by the Tribal Corporation, provided, however, that any such out-of-pocket
                                 --------  -------
expense shall not exceed two thousand dollars ($2,000) per month unless the Tribal Corporation has approved the same prior to the occurrence thereof. Such reimbursement shall be made on a regular basis within thirty (30) days after submission of a reimbursement request by the Consultant and consistent with the formal procedural requirements of the Tribal Corporation for reimbursement of expenses.

     7.   Revisions to Plans; Change Orders; Additional Work or Time Claims.
          -----------------------------------------------------------------

          7.1 Consultant shall, as the owner's representative, submit to the Tribal Corporation for approval or disapproval:

          (1) material revisions to the plans and specifications approved pursuant to Section 5.5 above and Section 7.2 below,

          (2)  material change orders under the Owner/Contractor Agreement; and

          (3) any material claim by the Contractor for payment for additional work or for additional time to complete the work described in the Owner/Contractor Agreement.

          7.2 Consultant shall submit to the Tribal Corporation with each request for approval of such revision, change order or claim, a written statement of the amount, if any, by which the cost of the development and construction of the Facility will increase or decrease if such revision, change order or claim is approved, which approval shall not be unreasonably withheld.

          7.3 Notwithstanding Section 7.2 hereof, the Tribal Corporation shall approve any reasonable revision, change order or claim which is attributable to any delay or failure of the Tribal Corporation, the Nation, Tribal Council or the Representative to make in a timely manner any decision or selection required under this Agreement or required to administer the Architect and Engineering Agreements or the Owner/Contractor Agreement and the work contemplated therein.

     8.   Multiple Shifts.  The budgets for the Facility assume that the
          ---------------
Contractor may use multiple shifts to complete the Facility and the Tribal Corporation may approve the use of multiple shifts to expedite the construction process.

     9.   Selection, Delivery and Installation of Equipment and Furnishings.
          -----------------------------------------------------------------
Consultant shall select furniture, fixtures, furnishings, machinery and equipment, including gaming equipment, to be installed in the Facility (the "FF&E"). Consultant shall arrange for and coordinate the delivery to the Facility and installation in the Facility of such FF&E, ensuring that delivery thereof is in conformity with the specifications and orders for such FF&E and is in time for the Commencement Date and any training that must precede such date. Subject to approval by the Tribal Corporation, FF&E may be leased, but the capital cost thereof shall be included in any Maximum Loan Amount and shall appear on the Cost Breakdown (as defined in the Loan Agreement).

     10.  Disclosure of Proposed Transactions with Related Companies.  Any
          ----------------------------------------------------------
transaction between Consultant and any vendor or lessor to acquire FF&E shall be a commercially reasonable, arms-length transaction. Any existing or prior relationship or direct or indirect financial transaction between Consultant or its Affiliates and the vendor or lessor, or to the extent known by Consultant, any of the principal shareholders, directors or executive officers of such vendor or lessor, shall be disclosed in writing to the Tribal Corporation prior to the time the proposed transaction is presented to the Tribal Corporation for approval.

     11.  Indian Preference.  To maximize the benefits of the Enterprise to the
          -----------------
Nation, all contracts and subcontracts relating to this Agreement shall give preference to qualified Nation members and other Native Americans in accordance with the Nation's standard tribal employment policies.

     12.  Compliance.  Consultant shall, in performing its obligations under
          ----------
this Agreement, comply in all material respects with Applicable Laws, ordinances and regulations adopted by the Tribal Corporation.

     13.  Non-interference in Nation Affairs.  In performing its duties
          ----------------------------------
hereunder, Consultant shall not intentionally interfere with the internal affairs of the Nation or its government, or any subdivision, department or agency of the Nation (including, without limitation, the Tribal Corporation). For the purposes of this Section, "interfere" shall mean any attempt by Consultant to influence a decision of the Tribal Council or any officer or employee of the Nation or the Tribal Corporation, or to influence any Tribal election, by doing any of the following in connection with such decision or election:

          (1)  offering any incentive; or

          (2)  making any written or oral threat against any person or thing;

provided, however, that neither Consultant's assertion of its rights under this
--------  -------
Agreement nor any recommendation, suggestion or assertion of opinion made by Consultant regarding the Enterprise or any action of Consultant at a meeting of any committee, officers, agency or council of the Nation or the Tribal Corporation or to any employee of the Nation in the ordinary course of such employee's duties, shall be deemed to be "interference" for the purpose of this Section.

          13.1  Remedies.  If the Nation believes that Consultant has violated
                --------
the provisions of this Section by engaging in prohibited interference, the Nation shall give Consultant written notice describing the incident which the Nation claims constitutes prohibited interference and identifying the person or persons claimed to have acted on Consultant's behalf in engaging in such interference. Consultant shall have ten (10) business days from the date of receipt of such notice to respond to such notice.

     14.  Insurance.  Consultant shall, during the term of this Agreement,
          ---------
recommend to and assist the Tribal Corporation in obtaining on a timely basis on behalf of the Tribal Corporation and Consultant the following insurance coverages:

          14.1  Builder's Risk.  During the construction of the Facility,
                --------------
builder's risk insurance with such limits as the parties from time-to-time agree upon;

          14.2  Casualty.  After the substantial completion of the Facility as
                --------
determined by Consultant in its reasonable discretion, casualty insurance for the Facility and all FF&E, providing coverage against fire, wind, theft, vandalism, malicious mischief, sprinkler leakage and such other casualties, for their full replacement cost, without depreciation;

          14.3  Liability.  During the term of the Transaction Documents,
                ---------
commercial liability insurance against claims for injury, death and property damage occurring on, in or about the Property, the Facility, or in connection with the Enterprise or any operation thereof, with such limits in excess of an annual aggregate limit as the parties from time-to-time may agree upon;

          14.4  Worker's Compensation.  During the term of this Agreement,
                ---------------------
worker's compensation insurance to the extent (i) deemed appropriate by the parties or (ii) required by Applicable Law.

          14.5  Other.  During the term of this Agreement, such other insurance
                -----
coverages as the parties from time-to-time may agree upon.

          14.6  Nature of Coverages.  The parties shall from time-to-time
                -------------------
determine the appropriate limits, deductibles and endorsements for the coverages to be obtained pursuant to this section.

          14.7  No Jurisdiction.  Except as specifically provided herein,
                ---------------
nothing in this Agreement or the other Transaction Documents shall be deemed or construed to subject the Tribal Corporation or its officers, agents, employees or representatives (including Tribal Corporation employees assigned to the Enterprise) to the jurisdiction of the State of Washington or any political subdivision thereof.

          14.8  Policy Requirements.  Each policy of insurance obtained by
                -------------------
Consultant pursuant to this Section shall be issued by an entity reasonably acceptable to the Tribal Corporation. The Tribal Corporation shall be named as insured and Consultant and any parent of Consultant shall be named as additional insureds in all such policies.

          14.9  Enterprise Expenses.  The premiums and other charges required to
                -------------------
obtain and maintain insurance coverage pursuant to this Agreement shall be paid in advance for the first year from Loan proceeds, and thereafter as operating expenses of the Enterprise.

     15.  Condition Precedent to the Consultant's Duties.  It shall be a
          ----------------------------------------------
condition precedent to Consultant's duties hereunder that the Effective Date shall have occurred. Within five (5) business days following the Execution Date, the Tribal Corporation shall seek the approval of the NIGC that the Loan Documents and the Transaction Documents, or any of them taken individually, do not constitute a management contract as defined under IGRA, 25 U.S.C. (S) 2711, and if such verification is not obtained within ninety (90) days after such approval is sought, this Agreement and the other Transaction Documents shall terminate and be of no further force and effect; provided further that the parties shall negotiate in good faith regarding any modifications to the Transaction Documents or the Loan Documents which may be required or suggested by the NIGC or BIA in order to receive the approvals referred to herein.

     In addition, within five (5) business days following the Execution Date, the Tribal Corporation shall seek the approval of the Loan Documents and the Transaction Documents, to the extent required by Applicable Law, from the Bureau of Indian Affairs, and if such approval is not obtained within sixty (60) days after such approval is sought, this Agreement and the other Transaction Documents shall terminate and be of no further force and effect, subject to the good faith negotiation requirements set forth above.

     Each of the parties hereto agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the Secretary, the BIA, the NIGC, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties thereto to the fullest extent permitted by law; provided, however, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Tribal Corporation or Consultant under this instrument or any other agreement or document related hereto.

     16.  Termination and Suspension.
          --------------------------

          16.1  By Mutual Agreement.  This Agreement may be terminated at any
                -------------------
time by written agreement executed on behalf of both parties.

          16.2  Consultant Default.  If the Consultant defaults in any material
                ------------------
way in the performance of its obligation under this Agreement or breaches in any material way any representation or warranty made by it herein, and such default or breach is not cured within 10 days after the Tribal Corporation gives the Consultant written notice of such default or breach, then the Tribal Corporation shall have the right to terminate this Agreement by giving the Consultant written notice of termination (except that the Tribal Corporation may not exercise such right if such default or breach cannot be cured within such 10-day period and the Consultant commences a cure within such 10-day period and diligently pursues such cure to completion).

          16.3  Default of Nation or Tribal Corporation.  If the Nation and/or
                ---------------------------------------
the Tribal Corporation default in any material way in the performance of any obligation under this Agreement, and such default is not cured within 10 days after the Consultant gives the defaulting party written notice describing such default, then Consultant shall have the right to seek specific enforcement of the provisions of this Agreement or terminate this Agreement by giving the Tribal Corporation written notice of termination (except that the Consultant may not exercise such right if such default cannot be cured within such 10-day period and the defaulting party commences a cure within such 10-day period and diligently pursues such cure).

          16.4 Termination by Consultant.  Consultant may terminate this
               -------------------------
Agreement in the event that the Nation and/or the Tribal Corporation breach or are in default under any of the Loan Documents or the Transaction Documents and such default is not cured within the applicable cure period.

          16.5 Suspension by Consultant.  Consultant may suspend the performance
               ------------------------
of its services hereunder pursuant to the terms and subject to the limitations of Section 3.5 of the Consulting Agreement.

     17.  Incorporation by Reference.  The parties hereby incorporate into this
          --------------------------
Agreement by this reference Sections 3.5, 5, 6, 9, and 12 of the Consulting Agreement, which provisions shall apply as if set forth in full herein.

     18.  Notices.  Any notice required to be given pursuant to this Agreement
          -------
shall be delivered by overnight courier or U.S. Express Mail with notice deemed effective on the later of the first business day after deposit or the day on which the courier confirms delivery, addressed as follows:

          (a)  If to the Tribal Corporation:

               YAKAMA TRIBAL GAMING CORPORATION
               c/o The Confederated Tribes and
               Bands of the Yakama Indian Nation
               P.O. Box 151
               Toppenish, Washington 98948

          with a copy to:

               The Confederated Tribes and
               Bands of the Yakama Indian Nation
               P.O. Box 151
               Toppenish, Washington 98948
               Attention:  Chairperson, Tribal Council

               and:

               Levine & Associates
               2049 Century Park East, Suite 710
               Los Angeles, CA 90067
               Attn:  Jerome Levine, Esq.

          (b)  If to Consultant:

               HP YAKAMA CONSULTING, INC.
               c/o Hollywood Park, Inc.
               1050 South Prairie Avenue
               Inglewood, CA 90301
               Attn: Chief Financial Officer

          with a copy to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, CA 90067
               Attn:  Alvin Segel, Esq.

     19.  Miscellaneous Provisions.
          ------------------------

          19.1  Captions.  The captions in this Agreement are inserted for
                --------
convenience of reference only; they are not part of this Agreement and shall not affect its interpretation.

          19.2  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns, provided neither party hereto shall assign or encumber its interest in this Agreement without the prior written consent of the other party, which consent may be withheld in the sole discretion of that party.

          19.3  Entire Agreement; Modifications.  This Agreement and the
                -------------------------------
Transaction Documents contain the entire understanding of the parties regarding their subject matter, and supersede all prior negotiations, understandings and agreements of the parties with respect thereto (including, without limitation, the MOU). The express terms of this Agreement shall control and supersede any course of performance and/or customary practice inconsistent with such terms. Any subsequent agreement between the parties hereto shall not change or modify this Agreement unless in writing and signed by the party against whom enforcement of such change or modification is sought.

          19.4  No Waiver.  No failure or delay by either party to this
                ---------
Agreement to exercise any right, remedy, power or privilege under this Agreement shall be a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

          19.5  No Joint Venture.  Consultant shall be an independent contractor
                ----------------
engaged by the Tribal Corporation to perform the duties and obligations described in this Agreement. Accordingly, nothing in this Agreement shall be deemed or construed to create a joint venture or other partnership relationship between the Tribal Corporation and the Consultant.

          19.6  No Conveyance.  Nothing in this Agreement shall be deemed or
                -------------
construed to transfer or convey to the Consultant any lien on or interest in the Property or Facility, or to transfer or convey to the Consultant any proprietary interest in the Enterprise.

          19.7  Time of Essence.  Time is of the essence in the performance by
                ---------------
the parties hereto of their respective obligations under this Agreement.

          19.8  Execution.  Four original copies of this Agreement are being
                ---------
executed on behalf of each of the parties hereto. Each such party is retaining two original copies of this Agreement. Each of the four original copies of this Agreement shall be equally valid.

          19.9  Tribal Corporation's Obligations Limited.  Nothing in this
                ----------------------------------------
Agreement shall obligate the Tribal Corporation to encumber or make any payment from assets of the Tribal Corporation other than (i) revenues and receipts and personal property of the Enterprise; and (ii) the revenues and receipts of any other Gaming operation conducted by the Tribal Corporation, during the term of this Agreement.

          19.10 Severability.  If any part, term or provision of this Agreement
                ------------
is invalid, unenforceable, illegal, or in conflict with any federal, state or local laws, such part, term or provision shall be considered severable from the rest of this Agreement and the remaining portions of this Agreement shall not be thereby affected or impaired and this Agreement shall be construed and enforced as if this Agreement did not contain such part, term or provision, provided that the removal of such part, term or provision does not materially and adversely alter the ability of the parties to achieve the intended of the transactions contemplated by this Agreement.

          19.11  Choice of Law.  This Agreement shall be governed first by
                 -------------
federal law, if applicable, then by the laws of the State of Washington.

          19.12  Binding Effect.  This Agreement shall be binding upon, and
                 --------------
inure to the benefit of and be enforceable by the parties and by their successors and assigns as permitted herein.

          19.13  Further Assurances.  Each party hereto shall from time-to-time,
                 ------------------
at the reasonable request of the other party (i) execute and deliver or cause to be executed and delivered such additional documents and papers, and (ii) take or cause to be taken such additional actions as may be reasonably required to effectively evidence and implement the transactions described in and contemplated by this Agreement.

          19.14  Interpretation.  No provision of this Agreement shall be
                 --------------
interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

          19.15  Attorneys' Fees.  The prevailing party in any arbitration
                 ---------------
proceeding relating to this Agreement shall recover from the other party reasonable attorneys' fees and all costs and expenses incurred by the prevailing party in such proceeding or action.

     IN WITNESS WHEREOF, the parties hereto have executed this Construction and Development Agreement as of the date stated in the introduction hereof.


                         YAKAMA TRIBAL GAMING CORPORATION,
                         a tribal corporation established under the laws of The Confederated Tribes And Bands Of
                    The Yakama Nation

                         By: /s/ Ross K. Sockzehigh
                            -----------------------

                         Name: Ross K. Sockzehigh
                              --------------------------

                         Title:  Chairman of the Board
                               ----------------------------


                         HP YAKAMA CONSULTING, INC.,
                         a Delaware corporation

                         By: /s/ Bruce Rimbo

                         Name:   Bruce Rimbo
                              -------------------------

                         Title: Vice President and Secretary
                               ------------------------------------

The undersigned hereby agrees to be
bound by the terms and provisions of
Section 17 hereof.

CONFEDERATED TRIBES AND BANDS OF
THE YAKAMA INDIANS, a federally
recognized Indian Tribe


By: Ross K. Sockzehigh
   ------------------------------

Name: Ross K. Sockzehigh
     -----------------------------

Title: Chairman
      -----------------------------